                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-12

                      INTERNATIONAL SHIPHOLDING CORPORATION
                (Name of Registrant as Specified In Its Charter)

    ________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                      INTERNATIONAL SHIPHOLDING CORPORATION
                                   17TH FLOOR
                                 POYDRAS CENTER
                               650 POYDRAS STREET
                          NEW ORLEANS, LOUISIANA 70130

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

TO COMMON STOCKHOLDERS OF INTERNATIONAL SHIPHOLDING CORPORATION:

      The annual meeting of stockholders of International Shipholding Corporation will be held in the Executive Board Room, 17th Floor, Poydras Center, 650 Poydras Street, New Orleans, Louisiana, on Wednesday, April 27, 2005, at 2:00 p.m., New Orleans time, for the following purposes:

 (i) to elect a board of nine directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

 (ii) to ratify the appointment of Ernst & Young LLP, certified public accountants, as independent auditors for the Corporation for the fiscal year ending December 31, 2005; and

 (iii)to transact such other business as may properly come before the meeting or any adjournment thereof.

      Only common stockholders of record at the close of business on February 28, 2005, are entitled to notice of and to vote at the annual meeting.

      All stockholders are cordially invited to attend the meeting in person. However, if you are unable to attend in person and wish to have your stock voted, PLEASE FILL IN, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. Your proxy may be revoked by appropriate notice to the Secretary of International Shipholding Corporation at any time prior to the voting thereof.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                             R. CHRISTIAN JOHNSEN
                                                   Secretary

New Orleans, Louisiana
March 14, 2005

                      INTERNATIONAL SHIPHOLDING CORPORATION
                                   17TH FLOOR
                                 POYDRAS CENTER
                               650 POYDRAS STREET
                          NEW ORLEANS, LOUISIANA 70130

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------

      This Proxy Statement is furnished to stockholders of International Shipholding Corporation (the "Corporation") in connection with the solicitation on behalf of the Board of Directors (the "Board") of proxies for use at the annual meeting of stockholders of the Corporation to be held on Wednesday, April 27, 2005, at 2:00 p.m., New Orleans time, in the Executive Board Room, 17th Floor, Poydras Center, 650 Poydras Street, New Orleans, Louisiana. The approximate date of mailing of this Proxy Statement and the enclosed form of proxy is March 14, 2005.

      Only holders of record of the Corporation's Common Stock at the close of business on February 28, 2005, are entitled to notice of and to vote at the meeting. On that date, the Corporation had outstanding 6,082,887 shares of Common Stock, each of which is entitled to one vote.

      The enclosed proxy may be revoked by the stockholder at any time prior to the exercise thereof by filing with the Secretary of the Corporation a written revocation or duly executed proxy bearing a later date. The proxy will be deemed revoked if the stockholder is present at the annual meeting and elects to vote in person.

      The cost of soliciting proxies in the enclosed form will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegraph, facsimile, or e-mail; and banks, brokerage houses and other institutions, nominees, and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Corporation will, upon request, reimburse such parties for their expenses incurred in connection therewith.

                             PRINCIPAL STOCKHOLDERS

      The following persons, in addition to three directors whose ownership information is set forth under "Election of Directors," were known by the Corporation to own beneficially more than five percent of its Common Stock (the only outstanding voting security of the Corporation) as of the date noted below. The information set forth below has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 based upon information furnished by the persons listed. Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.

                                    Amount and
                                     Nature of    Percent
                                    Beneficial      of
        Name and Address             Ownership     Class
        ----------------             ---------    ------
T. Rowe Price Associates, Inc.
   100 E. Pratt Street
   Baltimore, Maryland 21202        914,462 (1)   15.03%

Franklin Resources, Inc.
   One Franklin Parkway
   San Mateo, California 94403      480,000 (2)    7.89%

Dimensional Fund Advisors Inc.
   1299 Ocean Avenue, 11th Floor
   Santa Monica, California 90401   316,324 (3)    5.20%

Donald Smith & Co., Inc.
   152 West 57th Street
   New York, New York 10019         307,300 (4)    5.05%

(1) Based on information contained in Schedule 13G as of December 31, 2004, filed jointly with T. Rowe Price Small-Cap Value Fund, Inc. (which holds sole voting power with respect to 912,562 shares, representing 15.00% of the shares outstanding). T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments with respect to all reported shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2) Based on information contained in a joint filing on Schedule 13G as of December 31, 2003, by Franklin Resources, Inc. (FRI), Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisory Services, LLC. No changes in their beneficial ownership were reported to the Corporation as of December 31, 2004. Franklin Advisory Services, LLC, has sole voting and dispositive power with respect to all 480,000 shares. FRI is the parent holding company of Franklin Advisory Services, LLC, an investment advisor. Charles
      B. Johnson and Rupert H. Johnson, Jr., are principal shareholders of FRI. FRI, Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC disclaim any economic interest or beneficial ownership in any of the shares.

(3) Based on information contained in Schedule 13G as of December 31, 2004. Dimensional Fund Advisors Inc. (Dimensional), a registered investment advisor, furnishes investment advice to four registered investment companies, and serves as investment manager to certain other investment vehicles, including commingled group trusts and separate accounts. Dimensional disclaims beneficial ownership of the securities.

(4) Based on information contained in Schedule 13G as of December 31, 2004. Donald Smith & Co., Inc. is a registered investment advisor and has sole voting power with respect to 306,597 shares and sole dispositve power with respect to all 307,300 shares.

                              ELECTION OF DIRECTORS

      The by-laws of the Corporation authorize the Board of Directors to fix the size of the Board. Pursuant thereto, the Board of Directors has fixed the number of directors at nine and proxies cannot be voted for a greater number of persons. Unless authority to vote for the election of directors is withheld, the persons named in the enclosed proxy will vote for the election of the nine nominees named below to serve until the next annual meeting and until their successors are duly elected and qualified. In the unanticipated event that any of the nominees cannot be a candidate at the annual meeting, the shares represented by the proxies will be voted in favor of such replacement nominees as may be designated by the Board.

      The following table sets forth certain information as of February 25, 2005, concerning the nominees and all directors and executive officers as a group, including their beneficial ownership of shares of the Common Stock of the Corporation as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. All of the director nominees are now serving a one-year term as a director. Unless otherwise indicated, the shares of the Corporation's Common Stock shown as being beneficially owned are held with sole voting and investment power.

      The only executive officer named in the Summary Compensation Table who is not also a nominee for director is Gary L. Ferguson, 64, Vice President and Chief Financial Officer, who beneficially owns 75,012 shares (1.22% of the class), including 75,000 shares he has the right to acquire upon the exercise of currently exercisable stock options.

      A majority of the director nominees are "independent directors" as defined by the New York Stock Exchange ("NYSE") and the Securities and Exchange Commission ("SEC"). The Board has determined that such independent directors, who are Messrs. Grehan, Lane, Lupberger, O'Brien, and Trowbridge, have no relationship with the Corporation that would prevent them from qualifying as independent under the requirements of the NYSE and the SEC, including the relationships described under "Board of Director and Compensation Committee Interlocks, Insider Participation in Compensation Decisions and Certain Transactions" later in this report involving transactions in which members of Mr. Grehan's family have an interest.

      THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED BELOW.

    Name, Age, Principal Occupation, and                     Director  Shares of Common Stock    Percent
  Directorship in Other Public Corporations                    Since     Beneficially Owned    of Class (1)
------------------------------------------------------       --------  ----------------------  ------------
Niels W. Johnsen, 82 (2)(3)  ..............................    1979          919,107 (4)           15.11%
         Formerly Chairman of the Board and
         Chief Executive Officer of the Corporation
         One Whitehall Street
         New York, New York 10004

Erik F. Johnsen, 79 (3)(5) ................................    1979          611,078 (6)           10.05%
         Chairman of the Board and
         Chief Executive Officer of the Corporation
         650 Poydras Street, Suite 1700
         New Orleans, Louisiana  70130

Niels M. Johnsen, 59 (3)(7) ...............................    1988          561,353 (8)            8.93%
         President of the Corporation
         One Whitehall Street
         New York, New York 10004

Erik L. Johnsen, 47 (3)(9) ................................    1994          313,640 (10)           4.99%
         Executive Vice President of the Corporation
         650 Poydras Street, Suite 1700
         New Orleans, Louisiana  70130

(continued on page 4)

    Name, Age, Principal Occupation, and                     Director  Shares of Common Stock    Percent
  Directorship in Other Public Corporations                    Since     Beneficially Owned    of Class (1)
------------------------------------------------------       --------  ----------------------  ------------
Harold S. Grehan, Jr., 77 (11) ............................    1979           95,518                1.57%
         Formerly Vice President of the Corporation

Edwin Lupberger, 68 (12) ..................................    1988            1,728                    *
         President, Nesher Investments, LLC; formerly
         Chairman of the Board and Chief Executive
         Officer of Entergy Corporation; trustee,
         The Lupberger Foundation

Raymond V. O'Brien, Jr., 77 (13) ..........................    1979            1,000                    *
         Formerly Chairman of the Board and Chief
         Executive Officer of Emigrant Savings Bank

Edward K. Trowbridge, 76 (14) .............................    1994              625 (15)               *
         Formerly Chairman of the Board and Chief
         Executive Officer of Atlantic Mutual Companies

H. Merritt Lane, III, 43 (16) .............................    2004                0                    *
         President, Chief Executive Officer, and a director
         of Canal Barge Company, Inc.

All executive officers and directors as a group (10 persons)               2,354,399 (17)          35.90%

(1) Shares subject to currently exercisable options are deemed to be outstanding for purposes of computing the percentage of outstanding common stock owned by the person holding such options and by all directors and executive officers as a group but are not deemed to be outstanding for the purpose of computing the individual ownership percentage of any other person. Shares reported in this table include 475,000 shares subject to currently exercisable options that are beneficially owned by Gary L. Ferguson (75,000), Niels M. Johnsen (200,000), and Erik L. Johnsen (200,000). An asterisk indicates ownership of less than 1% of the Corporation's common stock.

(2) Niels W. Johnsen served as Chairman and Chief Executive Officer of the Corporation from its formation in 1979 until his retirement in 2003. He was one of the founders of Central Gulf Lines, Inc. ("Central Gulf"), one of the Corporation's principal subsidiaries, in 1947. Mr. Johnsen has served as a consultant for the Corporation since retiring as Chairman and Chief Executive Officer.

(3) Niels W. Johnsen and Erik F. Johnsen are brothers. Niels M. Johnsen is the son of Niels W. Johnsen. Erik L. Johnsen is the son of Erik F. Johnsen.

(4) Includes 224,622 shares owned by a corporation of which Niels W. Johnsen is the controlling shareholder, President, and a director.

(5) Erik F. Johnsen became Chairman and Chief Executive Officer of the Corporation during 2003. He previously served as President, Chief Operating Officer, and a director of the Corporation since its formation in 1979. He was one of the founders of Central Gulf in 1947.

(6) Includes 133,908 shares held by the Erik F. Johnsen Family Limited Partnership of which Mr. Johnsen is General Partner and 43,812 shares owned by the Erik F. Johnsen Family Foundation of which he claims no beneficial ownership but maintains voting and disposition rights.

(7) Niels M. Johnsen joined Central Gulf in 1970 and held various positions before being named President of the Corporation in 2003. He also serves as Chairman of each of the Corporation's principal subsidiaries, except Waterman Steamship Corporation for which he serves as President. Mr. Johnsen has been a trustee and director of Atlantic Mutual Companies since 2002.

(8) Includes 2,968 shares held in trust for Niels M. Johnsen's child of which he is a trustee, 224,622 shares owned by a corporation of which Mr. Johnsen is a Vice President and director, and 200,000 shares that Mr. Johnsen has the right to acquire pursuant to currently exercisable stock options.

(9) Erik L. Johnsen joined Central Gulf in 1979 and held various positions before being named Vice President in 1987. In 1997, he was named Executive Vice President of the Corporation and President of each of the Corporation's principal subsidiaries, except Waterman Steamship Corporation for which he serves as Executive Vice President.

(10) Includes 13,600 shares held in trust for Erik L. Johnsen's children of which he is a trustee, and 200,000 shares that Mr. Johnsen has the right to acquire pursuant to currently exercisable stock options.

(11) Mr. Grehan has served as a director of the Corporation since its formation in 1979. He also served as Vice President of the Corporation from its formation until his retirement at the end of 1997.

(12) Mr. Lupberger served as Chairman of the Board and Chief Executive Officer of Entergy Corporation from 1985 to 1998. He is the Chairperson of the Audit Committee of the Board.

(13) Mr. O'Brien served as Chairman of the Board and Chief Executive Officer of the Emigrant Savings Bank from January of 1978 through December of 1992. He is the Chairperson of the Compensation Committee of the Board.

(14) Mr. Trowbridge served as Chairman of the Board and Chief Executive Officer of Atlantic Mutual Companies from July of 1988 through November of 1993. He served as President and Chief Operating Officer of the Atlantic Mutual Companies from 1985 until 1988. He is the Chairperson of the Nominating and Governance Committee of the Board.

(15)  Shares owned jointly with wife.

(16) Mr. Lane has served as President and Chief Executive Officer of Canal Barge Company, Inc. since January of 1994 and as a director of that company since October of 1988.

         As of February 25, 2005, Niels W. Johnsen, Erik F. Johnsen, and their spouses, children, and grandchildren (collectively, the "Johnsen Family") beneficially owned an aggregate of 2,485,354 shares or 38.34% of the Corporation's Common Stock (which includes currently exercisable options to acquire 400,000 shares), and, to the extent they act together, they may be deemed to be in control of the Corporation.

        OTHER INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

      The Corporation's Board has three standing committees, the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, that operate under written charters adopted by the Board. The Audit and the Nominating and Governance Committees are each composed of the same five directors, Messrs. Grehan, Lane, Lupberger, O'Brien, and Trowbridge, who are all independent under the NYSE listing standards. The Compensation Committee is composed of Messrs. Lane, Lupberger, O'Brien, and Trowbridge. Mr. Grehan was appointed to the Audit and the Nominating and Governance Committeees in January of 2004.

      The Audit Committee assists the Board in monitoring the integrity of the financial statements of the Corporation; the qualifications and independence of the independent auditors; the performance of the Corporation's internal audit function and internal audit personnel and independent auditors; and the compliance by the Corporation with legal and regulatory requirements. The Audit Committee has at least one audit committee financial expert, Mr. Lupberger, who also serves as the chairperson of this committee. The Audit Committee met four times during 2004.

      The Compensation Committee, which is comprised solely of independent directors, discharges the Board's responsibilities related to the CEO's compensation, and beginning in 2005, makes recommendations to the Board with respect to non-CEO executive compensation. The Compensation Committee also administers the Corporation's Stock Incentive Plan and makes decisions on the grant of stock options. Mr. O'Brien is the chairperson of this committee. The Compensation Committee met once during 2004.

      The Nominating and Governance Committee's primary responsibilities include identifying individuals qualified to become Board and Board committee members; selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders; and developing and recommending to the Board a set of corporate governance principles applicable to the Corporation. The Nominating and Governance Committee's policy is to identify individuals qualified to fill vacant director positions or to stand for re-election based on input from all Board members and the following general criteria: Generally, directors should possess practical wisdom, sound judgment and a broad range of experience that is relevant to the Corporation's business and is complementary to the background of the other directors. They should be committed to devoting the time necessary to carry out their responsibilities, serving on the Board for a sufficient period of time to develop knowledge about the business, and objectively representing the best interests of the Corporation's stockholders. The Nominating and Governance Committee will evaluate director nominations from stockholders using the same criteria used for all other nominees. Stockholders may submit director nominations as described in "Stockholder Proposals and Nominations" later in this report. Mr. Trowbridge is the chairperson of this committee. The Nominating and Governance Committee met twice during 2004.

      The Charters of the Audit Committee, Compensation Committee, and Nominating and Governance Committee are available on the Investor Relations section of the Corporation's website at www.intship.com. Since the Audit Committee's Charter was amended in January of 2005, an amended copy is also included as Exhibit A to this report.

      The Board held four meetings during 2004. Each member of the Board attended at least 75% of the aggregate number of meetings of the Board and committees of which he was a member in 2004. Each non-officer director other than Niels W. Johnsen received a fee of $16,000 per year, except that Mr. Lane's fee was pro-rated beginning with his appointment March 1, 2004. This annual fee was increased to $25,000 effective in 2005. Additionally, each non-officer director other than Niels W. Johnsen receives $1,000 for each meeting of the Board or a committee thereof attended. Directors are expected to attend the annual meeting of the Corporation's stockholders. All directors attended the 2004 annual meeting.

      Since his retirement as Chairman of the Board and Chief Executive Officer in 2003, Niels W. Johnsen has provided consulting services in the areas of vessel chartering and finance to the Corporation. The consulting agreement between Mr. Johnsen and the Corporation was for a term of one year. Mr. Johnsen was paid an annual fee of $100,000 during 2004 under this agreement. On January 1, 2005, this consulting agreement was renewed for an additional year and the annual fee was increased to $125,000. Following the one-year term, unless otherwise terminated, the consulting agreement is automatically extended on a month-to-month basis. Mr. Johnsen was also paid $38,900 for additional services provided to the Corporation during 2004. Additionally, when Mr. Johnsen served as CEO, the Corporation entered into an agreement with him whereby his estate will be paid approximately $822,000 upon his death. The Corporation has reserved amounts sufficient to fund this death benefit.

      The non-management members of the Board met four times in executive sessions during 2004. All of the non-management directors, including Messrs. Grehan, Lane, Lupberger, O'Brien, and Trowbridge, attended all four sessions except that Mr. Lane only attended the three sessions held after he was appointed to the Board in March of 2004. During 2004, selection of the presiding director at these meetings followed the established procedure by which the role of presiding director rotates in order among the non-management directors.

      Stockholders may communicate directly with the Board of Directors, or with any individual director, by writing to the Chairman of the Board of Directors of the Corporation at the address shown on the first page of this Proxy Statement. The Chairman will forward the stockholder's communication to the appropriate director or officer for response. Stockholders who wish to communicate directly with the non-management members of the Board of Directors as a group should direct their correspondence to: International Shipholding Corporation, Attn:
Non-Management Members of the Board of Directors (c/o Director of Internal Audit), 650 Poydras Street Suite 1700, New Orleans, LA 70130. The Director of Internal Audit will not share such communications or their subject matter with the Corporation's management and will provide all such communications to the non-management director who will preside at the next scheduled executive session of non-management directors, prior to that meeting.

      The Board has adopted a Code of Business Conduct and Ethics for Officers, Directors and Employees, including the Corporation's principal executive officer, principal financial officer, and principal accounting officer, and has adopted Corporate Governance Guidelines. These are available on the Investor Relations section of the Corporation's website at www.intship.com or can be obtained in print without charge by writing to International Shipholding Corporation, Attention: Gary L. Ferguson, Vice President, 1700 Poydras Center, 650 Poydras Street, New Orleans, LA 70130.

                             AUDIT COMMITTEE REPORT

To the Board of Directors of International Shipholding Corporation:

      In connection with the Corporation's Annual Report on Form 10-K for the year ended December 31, 2004, we have (i) reviewed and discussed with management the audited financial statements as of and for the year ended December 31, 2004,
(ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, and (iii) have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence. Based on the reviews and discussions referred to above, we recommend to the Board that the financial statements referred to above be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2004.

                    Submitted by the Audit Committee members:

Harold S. Grehan, Jr., H. Merritt Lane, III, Edwin Lupberger, Raymond V. O'Brien, Jr., and Edward K. Trowbridge

                                   AUDIT FEES

      The following table sets forth the fees for professional services rendered by Ernst & Young LLP, the Corporation's principal independent accountants, for the fiscal years ended December 31, 2004 and 2003:

                             2004         2003
                           --------     --------
Audit Fees (1)             $366,400     $257,000
Audit Related Fees (2)       35,815       18,000
Tax Fees (3)                 53,400       51,700
                           --------     --------
Total Fees                 $455,615     $326,700

(1) Audit Fees include fees for the audit of the Corporation's consolidated financial statements and review of interim consolidated financial statements included in quarterly reports and services related to statutory audits of certain of the Corporation's subsidiaries. During 2004, Audit Fees also included fees for assistance with a registration statement filed with the Securities and Exchange Commission ("SEC") related to the Corporation's preferred stock offering and responses to comments received from the SEC during a routine review.

(2) Audit Related Fees include fees for audits of the Corporation's employee benefit plans and fees for assistance with determining the accounting implications of the changes in tax regulations resulting from the American Jobs Creation Act of 2004.

(3)   Tax Fees include fees for tax compliance and consulting services.

      The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and is detailed as to the particular service or category of services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee pre-approved 100% of the audit fees, audit-related fees, and tax fees for the fiscal year ended December 31, 2004.

      The Audit Committee determined that the provision of services discussed above is compatible with maintaining the independence of Ernst & Young LLP from the Corporation.

                             EXECUTIVE COMPENSATION

      The Compensation Committee, which is made up solely of independent directors, discharges the Board's responsibilities related to the CEO's compensation, and beginning in 2005, will make recommendations to the Board with respect to non-CEO executive compensation. The Compensation Committee also administers the Corporation's Stock Incentive Plan and makes decisions on the grant of stock options. Set forth below is a report submitted by the Board and the Committee addressing the Corporation's executive compensation policies for 2004.

 BOARD OF DIRECTORS AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Corporation's executive compensation structure for 2004 was comprised of salaries and cash bonuses. The salary of Erik F. Johnsen, Chairman of the Board and Chief Executive Officer, was set at $330,000 by the Board in 1990 and has not been increased. During 2004, the Board delegated the responsibility for determining the salaries of the executive officers other than himself to Erik F. Johnsen. In January 2005, the Board amended the Compensation Committee's Charter to provide that the Committee shall make recommendations to the Board regarding non-CEO executive compensation.

      The Board believes that a portion of executive compensation should be tied to corporate performance. Accordingly, the Bonus Plan for 2004 (the "2004 Plan") adopted by the Board was based on the achievement of certain quarterly and annual profit levels by the Corporation. The 2004 Plan offered an opportunity for all employees, including the executive officers, to earn incentive cash bonuses of up to four weeks of their annual salaries. The target profit levels for the full year 2004 were achieved resulting in the full bonus being earned by all eligible employees.

      The Board and the Compensation Committee believe that the compensation paid to the executive officers of the Corporation is reasonable.

      Since each executive officer's annual compensation is substantially less than $1 million, the Board does not believe that any action is necessary in order to ensure that all executive compensation paid in cash will continue to be deductible by the Corporation under Section 162(m) of the Internal Revenue Code. In addition, stock options granted in accordance with the terms of the Stock Incentive Plan qualify as "performance-based" compensation and are excluded in calculating the $1 million limit on executive compensation.

      Submitted by the Board of Directors and the Compensation Committee:

     Erik F. Johnsen, Niels M. Johnsen, Erik L. Johnsen, Niels W. Johnsen,
        Harold S. Grehan, Jr., H. Merritt Lane, III*, Edwin Lupberger*,
              Raymond V. O'Brien, Jr.*, and Edward K. Trowbridge*

*Member of the Compensation Committee

                             SUMMARY OF COMPENSATION

      The following table sets forth for the fiscal years ended December 31, 2002, 2003, and 2004, the compensation paid by the Corporation with respect to the Chief Executive Officer and the three other executive officers of the Corporation. The four individuals included in the table represent all executive officers of the Corporation during 2004.

                           SUMMARY COMPENSATION TABLE

                                                         Annual Compensation
                                                         -------------------       All Other
     Name and Principal Position                Year     Salary       Bonus      Compensation
     ---------------------------                ----     ------       ------     ------------
Erik F. Johnsen,                                2004     330,000      25,385      17,132 (1)
Chairman of the Board and Chief Executive       2003     330,000           -      17,132 (1)
     Officer of the Corporation                 2002     330,000           -      17,132 (1)

Niels M. Johnsen,                               2004     300,000      23,077       1,000 (2)
President of the Corporation                    2003     272,950      20,996       1,000 (2)
                                                2002     265,000           -       1,000 (2)

Erik L. Johnsen,                                2004     275,000      21,154       1,000 (2)
Executive Vice President of the Corporation     2003     221,450      17,350       1,000 (2)
                                                2002     215,000           -       1,000 (2)

Gary L. Ferguson,                               2004     173,000      13,308       1,000 (2)
Vice President and Chief Financial Officer      2003     164,800      12,677       1,000 (2)
     of the Corporation                         2002     160,000           -       1,000 (2)

(1) The Corporation has an agreement with Erik F. Johnsen whereby his estate will be paid approximately $626,000 upon his death. To fund this death benefit, the Corporation maintains a life insurance policy at an annual cost of $17,132.

(2) Consists of contributions made by the Corporation to its 401(k) plan on behalf of the employee.

                              STOCK INCENTIVE PLAN

      The following table presents information with respect to stock option exercises and values under the Corporation's Stock Incentive Plan. No stock option grants occurred in 2004. The only person named in the Summary Compensation Table who is not listed below, Erik F. Johnsen, has never been granted options under the Stock Incentive Plan.

       AGGREGATED OPTION EXERCISES DURING THE YEAR ENDED DECEMBER 31, 2004
                        AND FISCAL YEAR END OPTION VALUES

                                                       Number of               Value of
                                                 Securities Underlying       Unexercised
                     Number of                  Unexercised Options at      In-the-Money
                  Shares Acquired    Value        December 31, 2004          Options at
     Name           on Exercise    Realized   Exercisable/Unexercisable   December 31, 2004
     ----         ---------------  ---------  --------------------------  -----------------
Niels M. Johnsen          0            0               200,000/0               $155,000

Erik L. Johnsen           0            0               200,000/0               $155,000

Gary L. Ferguson          0            0                75,000/0               $ 58,125

                                  PENSION PLAN

      The Corporation has in effect a defined benefit pension plan, in which all employees of the Corporation and its domestic subsidiaries who are not covered by union sponsored plans may participate after one year of service. Computation of benefits payable under the plan is based on years of service, up to thirty years, and the employee's highest sixty consecutive months of compensation, which is defined as the participant's base salary plus overtime, excluding incentive pay, bonuses or other extra compensation, in whatever form. The following table reflects the estimated annual retirement benefits (assuming payment in the form of a straight life annuity) an executive officer can expect to receive upon retirement at age 65 under the plan, assuming the years of service and compensation levels indicated below:

                                               Years of Service
                                 ------------------------------------------------
         Earnings                   15           20           25       30 or more
-----------------------------    --------     --------     --------    ----------
$100,000....................     $ 20,002     $ 26,670     $ 33,337     $ 40,004
 150,000....................       32,377       43,170       53,962       64,754
 200,000....................       44,752       59,670       74,587       89,504
 250,000....................       57,127       76,170       95,212      114,254
 300,000....................       69,502       92,670      115,837      139,004
 350,000....................       81,877      109,170      136,462      163,754

      This table does not reflect the fact that the benefit provided by the Retirement Plan's formula is subject to certain constraints under the Internal Revenue Code. For 2005, the maximum annual benefit generally is $170,000 under Code Section 415. Furthermore, under Code Section 401(a)(17), the maximum annual compensation that may be reflected in 2005 is $210,000. These dollar limits are subject to cost of living increases in future years. Each of the individuals named in the Summary Compensation Table set forth above is a participant in the plan and, for purposes of the plan, was credited during 2004 with a salary of $205,000, except that Mr. Ferguson was credited with his actual salary. At December 31, 2004, such individuals had 52, 34, 25, and 36 credited years of service, respectively, under the plan. The plan benefits shown in the above table are not subject to deduction or offset by Social Security benefits.

            BOARD OF DIRECTOR AND COMPENSATION COMMITTEE INTERLOCKS,
    INSIDER PARTICIPATION IN COMPENSATION DECISIONS, AND CERTAIN TRANSACTIONS

      No executive officer of the Corporation served during the last fiscal year as a director, or member of the Compensation Committee, of another entity, one of whose executive officers served as a director of the Corporation. During 2004, the Board delegated the responsibility for determining the salaries of the executive officers other than himself to Erik F. Johnsen. Beginning in January 2005, the Compensation Committee will make recommendations to the Board regarding non-CEO executive compensation.

      Furnished below is information regarding certain transactions in which executive officers and directors of the Corporation or members of their immediate families had an interest during 2004.

      R. Christian Johnsen, a son of Erik F. Johnsen, Chairman of the Board of the Corporation, serves as the Secretary of the Corporation and is a partner in the law firm of Jones, Walker, Waechter, Poitevent, Carrere and Denegre, which has represented the Corporation since its inception. H. Hughes Grehan, a son of Harold S. Grehan, Jr., a director of the Corporation, serves as Assistant Secretary of the Corporation and is a partner in the same law firm. Fees paid to the firm for legal services rendered to the Corporation during 2004 were $1,001,000. The Corporation believes that these services are provided on terms at least as favorable to the Corporation as could be obtained from unaffiliated third parties.

      James M. Baldwin, a son-in-law of Erik F. Johnsen, Chairman of the Board of the Corporation, and brother-in-law of Erik L. Johnsen, Executive Vice President of the Corporation, is employed by the Corporation in a non-executive officer position and received compensation for the year ended December 31, 2004, of $156,154. Brooke Y. Grehan, a son of Harold S. Grehan, Jr., a director of the Corporation, is also employed by the Corporation in a non-executive officer position and received compensation for the year ended December 31, 2004, of $91,538. Compensation includes annual salaries and bonuses earned during 2004.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's executive officers and directors, and persons who beneficially own more than ten percent of the Corporation's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors, and persons who beneficially own more than ten percent of the Corporation's common stock are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

      Based solely upon review of the copies of reporting forms furnished to the Corporation, and written representations that no other reports were required, the Corporation believes all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to directors, officers, and any persons holding more than ten percent of the Corporation's common stock with respect to the fiscal year ended December 31, 2004, were satisfied on a timely basis.

                                PERFORMANCE GRAPH

      The following performance graph compares the performance of the Corporation's Common Stock to the S&P 500 Index and to an Industry Peer Group (which consists of OMI Corporation, Overseas Shipholding Group, Stolt-Nielsen, Sea Containers Limited, and Alexander and Baldwin) for the Corporation's last five fiscal years.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS*
        INTERNATIONAL SHIPHOLDING CORPORATION (ISH), S&P 500, PEER GROUP
                 (PERFORMANCE RESULTS THROUGH DECEMBER 31, 2004)

                              [PERFORMANCE GRAPH]

                1999        2000        2001        2002        2003        2004
                ----        ----        ----        ----        ----        ----
ISH            $100.00     $ 55.58     $ 57.72     $ 55.11     $133.25     $134.59
S&P 500        $100.00     $ 90.90     $ 80.10     $ 62.39     $ 80.29     $ 89.02
Peer Group     $100.00     $131.84     $120.79     $110.26     $186.33     $280.34

*Assumes $100 invested at the close of trading on the last trading day in 1999 in ISH common stock, the S&P 500, and the Industry Peer Group. Also assumes reinvestment of dividends.

           PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

      The Corporation's 2004 financial statements were audited by Ernst & Young LLP ("E&Y"). The Audit Committee of the Board has appointed E&Y as independent auditors of the Corporation for the fiscal year ending December 31, 2005, and the Board is submitting that appointment to its stockholders for ratification at the annual meeting. E&Y became the Corporation's independent auditors on June 21, 2002. Representatives of E&Y will be present at the annual meeting, are expected to be available to respond to appropriate questions, and will have an opportunity to make a statement if they wish. If the stockholders do not ratify the appointment of E&Y by the affirmative vote of at least a majority of the shares of Common Stock represented at the meeting in person or by proxy, the Audit Committee and the Board will reconsider the selection of independent auditors.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                  OTHER MATTERS

                          QUORUM AND VOTING OF PROXIES

      The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Corporation is necessary to constitute a quorum. If a quorum is present, the vote of a majority of the Common Stock present or represented will decide all questions properly brought before the meeting, except that directors will be elected by plurality vote.

      All proxies in the form enclosed received by the Board will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named in the "Election of Directors" section of this Proxy Statement.

      Management has not received any notice that a stockholder desires to present any matter for action by stockholders at the annual meeting and does not know of any matters to be presented at the annual meeting other than the election of directors and the ratification of the appointment of the independent auditors. The enclosed proxy will confer discretionary authority with respect to any other matters that may properly come before the meeting or any adjournment thereof. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

                   EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

      Because directors are elected by plurality vote, abstentions and broker non-votes will not affect the election of directors. With respect to any other matter that is properly before the meeting, an abstention from voting on the proposal by a stockholder will have the same effect as a vote "against" the proposal, and a broker non-vote will be counted as "not present" with respect to the proposal and therefore will have no effect on the outcome of the vote with respect thereto.

                      STOCKHOLDER PROPOSALS AND NOMINATIONS

      Any stockholder who desires to present a proposal qualified for inclusion in the Corporation's proxy material relating to the 2006 annual meeting, including stockholder nominations of directors, must forward the proposal to the Secretary of the Corporation at the address shown on the first page of this Proxy Statement in time to arrive at the Corporation prior to November 14, 2005. Proxies solicited on behalf of the Board for the 2006 annual meeting will confer discretionary authority to vote with respect to any other matter properly submitted by a stockholder for action at the 2006 annual meeting if the Corporation does not, on or before January 28, 2006, receive written notice, addressed to the Secretary of the Corporation at the address shown on the first page of this Proxy Statement, that the stockholder intends to submit a matter for action.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                            R. CHRISTIAN JOHNSEN
                                                 Secretary

New Orleans, Louisiana
March 14, 2005

                                    EXHIBIT A

                      INTERNATIONAL SHIPHOLDING CORPORATION
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

PURPOSE

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the Company's independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and internal audit personnel and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

COMMITTEE MEMBERSHIP

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. At least one member of the Audit Committee shall be a financial expert as defined by the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee. Audit Committee members may be replaced by the Board.

MEETINGS

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of any such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee and for the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. In consultation with the Nominating and Governance Committee, the Audit Committee shall undertake an annual evaluation of its own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

FINANCIAL STATEMENT AND DISCLOSURE MATTERS

1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations", and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

2. Review and discuss with management and the independent auditor the Company's interim financial statements prior to the filing of each Form 10-Q, including the results of the independent auditor's review of the interim financial statements in accordance with generally accepted auditing standards for conducting such review (currently Statement on Auditing Standards No. 71).

3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

4.    Review and discuss quarterly reports from the independent auditors on:

      (a)   All critical accounting policies and practices to be used.

      (b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

      (c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

      (d) Consultations with the independent auditor's national office by the Company's audit team to discuss issues regarding the Company.

5. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

7. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

                                                                       Exhibit A
                                                                     Page 2 of 4

9. Discuss with the Company's CEO and CFO their certifications contained in the Company's Forms 10-K and 10-Q regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT AUDITOR

10. Review and evaluate the lead review and lead audit partner of the independent auditor team.

11. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management and the internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

12. Ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law and the rules of the Commission. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

13. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

14. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT FUNCTION

15. Review the appointment and replacement of any senior internal auditing executive.

16. Review the significant reports to management prepared by the internal auditing department and management's responses.

17. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

COMPLIANCE OVERSIGHT RESPONSIBILITIES

18. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

19. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

20. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

                                                                       Exhibit A
                                                                     Page 3 of 4

21. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

22. Discuss with the Company's outside counsel matters that may have a material impact on the financial statements or the Company's compliance policies.

23. Meet separately, periodically, with management, with the internal auditors (or other personnel responsible for the internal audit function), and with the independent auditors.

LIMITATION OF AUDIT COMMITTEE'S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                                                                       Exhibit A

                                  FORM OF PROXY

         This Proxy is Solicited on Behalf of the Board of Directors of

                      INTERNATIONAL SHIPHOLDING CORPORATION

      The undersigned hereby (a) acknowledges receipt of the notice of annual meeting of stockholders of International Shipholding Corporation to be held in the Executive Board Room, 17th Floor, Poydras Center, 650 Poydras Street, New Orleans, Louisiana, on Wednesday, April 27, 2005, at 2:00 p.m., New Orleans time; (b) appoints Niels W. Johnsen, Erik F. Johnsen and William H. Hines, or any one or more of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this Form of Proxy, all of the shares of common stock of International Shipholding Corporation held of record by the undersigned on February 28, 2005, at the annual meeting of stockholders to be held on April 27, 2005, or any adjournment thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                        ANNUAL MEETING OF STOCKHOLDERS OF
                      INTERNATIONAL SHIPHOLDING CORPORATION

                                 APRIL 27, 2005

PLEASE DATE, SIGN AND MAIL YOUR PROXY                      COMPANY NUMBER ______
CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.         ACCOUNT NUMBER ______

               - Please Detach and Mail in the Envelope Provided -

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of Directors:

                                           NOMINEES:
[ ] FOR ALL NOMINEES                       - Niels W. Johnsen
                                           - Erik F. Johnsen
[ ] WITHHOLD AUTHORITY                     - Niels M. Johnsen
    FOR ALL NOMINEES                       - Erik L. Johnsen
                                           - Harold S. Grehan, Jr.
[ ] FOR ALL EXCEPT                         - Edwin Lupberger
     (See instructions below)              - Raymond V. O'Brien, Jr.
                                           - Edward K. Trowbridge
                                           - H. Merritt Lane, III

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: -

2. Proposal to ratify the appointment of Ernst & Young LLP, certified public accountants, as the independent auditors for the Corporation for the fiscal year ending December 31, 2005.

           FOR_____            AGAINST_____          ABSTAIN_____

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

Signature of Stockholder _________________________ Date:____________
Signature of Stockholder _________________________ Date:____________

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.